EXHIBIT 10(f)

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (as amended, modified, or supplemented from time to time, this "Agreement"), made effective June 29, 2001, by and between AIRBORNE EXPRESS, INC., a Delaware corporation, having a place of business at 3101 Western Avenue, Seattle, Washington 98121 (the "Debtor"), and WACHOVIA BANK, N.A., a national banking association (the "Collateral Agent"), having offices located at 191 Peachtree Street, Atlanta, GA 30303.

PRELIMINARY STATEMENTS:

(1)                                       Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Section 1 hereof.

(2)                                       This Agreement is one of the "Collateral Documents" described in, and is made pursuant to, that certain Amended and Restated Credit Agreement dated as of the Closing Date by and among Airborne Express, Inc., a Delaware corporation ("Express") and formerly known as Airborne Freight Corporation, a Delaware corporation ("AFC"), ABX Air, Inc., a Delaware corporation ("ABX" and Express, each, a "Borrower" and together, jointly and severally, the "Borrowers"), Airborne, Inc., a Delaware corporation, as the "Parent," the financial institutions named as lenders therein (together with their respective successors and assigns, the "Lenders" and, each individually, a "Lender"), and Wachovia Bank, N.A., a national banking association ("Wachovia"), as the Administrative Agent for the Lenders under the agreement and as Collateral Agent, which agreement amends and restates that certain Credit Agreement dated as of July 27, 2000, by and among AFC, the Lenders, and Wachovia as Administrative Agent and Collateral Agent as amended by that certain First Amendment to Credit Agreement dated as of April 20, 2001, by and among Airborne, Inc., a Delaware corporation ("Airborne"), the Lenders, and Wachovia as Administrative Agent, as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2001, by and among Airborne, the Lenders, and Wachovia as Administrative Agent(collectively, together with any and all concurrent or subsequent exhibits, schedules, extensions, supplements, amendments or modifications thereto, the "Credit Agreement"). Pursuant to a Joinder Agreement dated as of December 26, 2000, Airborne assumed AFC's obligations as "Borrower" under the Credit Agreement, and AFC was released from its obligations as "Borrower" under the Credit Agreement.

(3)                                       The Credit Agreement provides for, among other things, loans or advances, the issuance of letters of credit, and other extensions of credit to or for the benefit of the Borrowers of up to $275,000,000, with such loans or advances being evidenced by promissory notes (the "Facility Notes").

(4)                                       AFC entered into an Indenture dated as of December 15, 1992, as supplemented by that certain First Supplemental Indenture dated as of September 15, 1995, relating to the Express' 7.35% Notes due 2005, as further supplemented by that certain Second Supplemental Indenture Relating to AFC's 8-7/8% Notes Due 2002 dated February 12, 1997, and as further supplemented by that certain Third Supplemental Indenture dated as of the Closing Date (herein, as amended or otherwise modified, restated, supplemented or replaced from time to time, the "Indenture"), pursuant to which Express, formerly known as AFC, (i) may issue and sell its debentures, notes, or other evidences of indebtedness and (ii) has, prior to the date hereof, issued and sold to certain purchasers (the "Noteholders," such term to include their successors and assigns) (A) $100,000,000 aggregate original principal amount of its "7.35% Notes Due September 15, 2005" (the "1995 Notes") and (B) $100,000,000 aggregate original principal amount of its "8-7/8% Notes Due December 15, 2002" (the "1992 Notes," and together with the 1995 Notes, the "Indenture Debt," such term to include all debentures, notes, or other evidences of indebtedness issued pursuant to the Indenture in addition to, issued in exchange for, or issued in replacement of any Indenture Debt existing on the date hereof). Express, in its capacity as issuer of the Indenture Debt, together with its successors and assigns, shall be referred to herein as the "Indenture Debt Issuer."

(5)                                       Subject to certain exceptions which are not applicable hereto, Section 1008 of the Indenture prohibits any Debtor from creating any security interests in certain of the Debtors' property unless the Indenture Debt is equally and ratably secured by such security interest.

(6)                                       The Debtor is the owner of certain trademarks and service marks more fully described in the Schedule annexed hereto and hereby made a part hereof (the "Schedule") and all signs and symbols associated therewith, together with the goodwill of the Debtor's business symbolized and represented by such trademarks and service marks and the proceeds thereof (herein collectively the "Collateral").

(7)                                       This Agreement is made in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders (collectively the "Secured Creditors") to equally and ratably secure the Secured Obligations (as defined herein).

(8)                                       It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Debtor shall have executed and delivered to the Collateral Agent this Agreement.

(9)                                       The Debtor's desire to execute this Agreement to satisfy the conditions described in the preceding paragraphs (5) and (8).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

1.                  The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

"Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

"Collateral Agent Expenses" shall mean (a) all costs or expenses which any Debtor is required to pay or cause to be paid under this Agreement or any other Collateral Document and which are paid or advanced by the Collateral Agent pursuant to the provisions of the Collateral Documents; (b) all taxes and insurance premiums of every nature and kind which any Borrower is required to pay or cause to be paid under this Agreement or any other Collateral Document and which are paid or advanced by the Collateral Agent pursuant to the provisions of any Collateral Document; (c) all filing, recording, publication and search fees paid or incurred by the Collateral Agent in connection with the transactions contemplated by this Agreement or the other Collateral Documents; (d) all costs and expenses paid or incurred by the Collateral Agent (with or without suit), to correct any default or enforce any provisions of any Collateral Document or in gaining possession of, maintaining, handling, preserving, storing, refurbishing, appraising, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (e) all costs and expenses of suit paid or incurred by the Collateral Agent in enforcing or defending this Agreement or any other Collateral Document; and (f) attorneys' fees and expenses paid or incurred by the Collateral Agent in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement or any other Collateral Document, whether or not suit is brought, and including any action brought in any Insolvency Proceeding.

"Credit Agreement" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Facility Obligations" shall mean all "Obligations" as such term is defined in the Credit Agreement.

"Indenture" shall have the meaning given such term in the Preliminary Statements of this Agreement.

"Indenture Debt" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Indenture Documents" shall mean the Indenture, all documents or instruments evidencing the Indenture Debt and all other documents now or hereafter executed and delivered by the Indenture Debt Issuer, the Parent, or any subsidiary, including and without limitation either of the Borrowers and the Debtor for the benefit of the Trustee or Noteholders.

"Insolvency Proceeding" shall mean any proceeding commenced by or against any person or entity, under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

"Lender" and "Lenders" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Noteholder" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Trademark Proceeds" shall have the same meaning given the term "proceeds" under the UCC or under other relevant law and, in any event, shall include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or a Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority); (iii) any and all accounts, general intangibles, contract rights, inventory, equipment, money, drafts, instruments, deposit accounts, or other tangible and intangible property of the Debtor resulting from the sale (authorized or unauthorized) or other disposition of the Collateral, including, without limitation, the net earnings of any lease, license, or other agreement relative to the use of the Collateral, or any portion thereof, and any proceeds of such proceeds; (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral; and (v) proceeds from the sale, transfer, or other disposition of the Collateral by the Collateral Agent.

"Trustee" shall mean the trustee under the Indenture and includes its successors and assigns.

2.                  The Debtor hereby pledges, mortgages, and grants a security interest in and to the Collateral Agent, for the ratable benefit of the Lenders, all of its right, title and interest in and to the Collateral, together with all monies and claims for monies now or hereafter due or payable thereon or in respect thereof, to secure the payments and performances when due of all the following (collectively, the "Secured Obligations"):

(a)                the Borrowers' full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise), and the due performance, of all Facility Obligations; and

(b)               the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Indenture Debt, and the due performance of all other obligations of the Debtor arising under or in connection with the Indenture Documents; and

(c)                all obligations and liabilities of the Debtor under this Agreement, any Subsidiary Guaranty, Parent Guaranty, or any other Loan Document to which the Debtor is a party; and

(d)               all obligations and liabilities of the Debtor under the Indenture Documents to which it is a party; and

(e)                all other obligations and liabilities owing by the Debtor to any of the Administrative Agent, the Collateral Agent, the Trustee, any Lender, or any Noteholder under this Agreement, the Credit Agreement or any other Loan Document, or the Indenture Documents (including, without limitation, indemnities, fees and other amounts payable thereunder); and

(f)                 the full and prompt payment when due of any and all Collateral Agent Expenses;

in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, this Agreement, the Credit Agreement or any other Loan Document, or the Indenture Documents, including any such interest or other amounts which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due. It is acknowledged and agreed that the term "Secured Obligations" shall include, without limitation, extensions of credit and issuances of securities of the types described above, whether outstanding on the date of this Agreement or extended or purchased from time to time after the date of this Agreement.

3.                  Subject to the provisions of Paragraph 6 hereof, it is the intention of the parties that the Debtor continue to have the use of the Collateral, including without limitation the above-described trademarks and service marks and the goodwill of the business associated therewith and represented thereby to control the nature and quality of the goods manufactured and sold under said trademarks and service marks, and, upon the payment and performance in full of all of the Secured Obligations, as herein set forth, and the cancellation of all of the Letters of Credit, the security interest of the Collateral Agent in the Collateral shall be released and thereafter the Collateral Agent shall no longer have any interest therein.

4.                  The Debtor will pay all filing fees with respect to the security interest created hereby which the Collateral Agent may deem necessary or advisable in order to perfect and continue perfected its security interest in the Collateral.

5.                  The Debtor represents and warrants that the Debtor lawfully possesses and owns the Collateral and that, except for the security interest in favor of the Collateral Agent granted hereby, the Collateral will be kept free from all liens, security interests, claims and encumbrances whatsoever; that the Debtor has not made or given any prior assignments or transfers of the Collateral or any prior security interests in the Collateral that have not been fully released; that the Collateral is and will continue to be, in all respects, in full force and effect; and that the Debtor has no knowledge of any infringements of the Collateral, except as expressly disclosed to the Collateral Agent.

6.                  If an "Event of Default" shall be in existence under the Credit Agreement (as such term is defined in the Credit Agreement), then the Debtor shall be in default hereunder and the Collateral Agent shall have all the rights and remedies of a secured party under the applicable Uniform Commercial Code and any other applicable state or federal laws. The Collateral Agent shall give the Debtor reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale of the Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Debtor shown herein at least 10 days before the date of such sale of disposition. In addition to the foregoing and all other rights and remedies of the Collateral Agent, during the existence of any default by the Debtor, the Collateral Agent shall thereupon have the immediate right to transfer to itself, the Lenders or any one of them or to sell, assign and transfer to any other person:

(a)                all right, title and interest in and to the Collateral, including without limitation the trademarks and service marks specified in the Schedule, together with the goodwill of the Debtor's business symbolized and associated with such trademarks and service marks; and

(b)               ownership of the Debtor's entire inventory of labels and decals not then affixed to its products and ownership of the right to operate and control the business under the marks specified in the Schedule.

A formal irrevocable power of attorney is being executed and delivered by the Debtor to the Collateral Agent to enable such rights to be carried out. The Debtor agrees that, in the event the Collateral Agent exercises said power in accordance with its terms, after written notification of such exercise from the Collateral Agent to the Debtor, unless the Collateral Agent shall otherwise consent, the Debtor shall never thereafter, without the written authorization of the owner or owners of the trademarks and service marks specified in the Schedule, use any of the marks specified in the Schedule or any mark closely similar thereto, on or in connection with the same or any related goods either in the United States of America, its territories or possessions or in countries outside the United States.

7.                  Trademark Proceeds shall be applied in the same manner as "Proceeds" are applied pursuant to Section 5.4 of that certain Security Agreement dated as of the Closing Date by and among Airborne Express, Inc., ABX Air, Inc., Airborne, Inc., Wilmington Air Park, Inc., Sky Courier, Inc., Aviation Fuel, Inc., Sound Suppression, Inc., Airborne FTZ, Inc., and other parties which may from time to time be joined as Assignors thereunder, and Wachovia Bank, N.A., as Collateral Agent. The Debtor shall be liable for any deficiency.

8.                  The Debtor agrees to execute and deliver to the Collateral Agent any further documentation or papers, and take all such other actions, as are necessary to carry out the intent or purpose of this Agreement, without any charge or expense to the Collateral Agent or the Lenders. Moreover, Debtor agrees from time to time to execute and deliver to the Collateral Agent any further documentation or papers, and take all such other actions, as are necessary to further document, attach, or perfect the Collateral Agent's security interest in any other of the Debtor's trademarks, tradenames, or service marks (regardless of whether such trademarks, tradenames, or service marks are listed on the Schedule or constitute part of the Trademark Collateral described herein) as to which the Collateral Agent has a security interest under this or any other Collateral Document.

9.                  The Debtor will defend at its own cost and expense any action, claims or proceeding affecting the Collateral or the interest of the Collateral Agent or the Lenders therein. The Debtor agrees to reimburse the Collateral Agent or the Lenders for all costs and expenses incurred by the Collateral Agent or the Lenders in defending any such action, claim or proceeding.

10.              This Agreement shall be in addition to all other present and future instruments, documents and agreements between the Debtor and the Collateral Agent; it shall not be deemed to affect, modify or limit any of the same or any rights of the Collateral Agent thereunder, and all of the Collateral Agent's rights and remedies, hereunder, thereunder, at law or in equity are cumulative. It is further understood and agreed that, in the event of default, the Collateral Agent shall have no obligation to marshal any assets presently or hereafter pledged to the Collateral Agent or the Lenders by the Debtor, whether under this Agreement or otherwise.

11.              Any provision hereof contrary to, prohibited by or invalid under, any laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

12.              The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and the permitted assigns of the parties.

13.              The Debtor agrees that the validity, interpretation and enforcement of the Agreement and all rights hereunder shall be governed by the laws of the State of Georgia.

14.              The Debtor and the Collateral Agent hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Debtor has caused this Trademark Security Agreement to be duly executed, under seal, by its authorized officer as of the date first above written.

AIRBORNE EXPRESS, INC. (SEAL)

By: /s/ Lanny H. Micheal

Title: Senior Vice President and CFO__

Accepted at Atlanta, Georgia

WACHOVIA BANK, N.A., asCollateral Agent

By: ___/s/ Howard Kim__

Title: __Senior Vice President______

STATE OF __Washington_______ )

) SS

COUNTY OF ___King_________ )

On __June 29,__, 2001, before me, the undersigned, a notary public in and for said State, personally appeared _Lanny H. Michael_______________, known to me to be the ____Senior Vice President and CFO____ of Airborne Express, Inc., the corporation that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

_/s/ Janell Cote_______

Notary Public

STATE OF ___Georgia_______ )

) SS

COUNTY OF ___Fulton____ )

On __June 29, 2001, before me, the undersigned, a notary public in and for said State, personally appeared _Howard Kim___________, known to me to be the ____Senior Vice President______ of Wachovia Bank, N.A., the corporation that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

___/s/ Linda L. Walling_____

Notary Public

SCHEDULE TO THE TRADEMARK SECURITY AGREEMENT
BETWEEN
airborne express, inc.
AND
wachovia bank, n.a., AS collateral AGENT

U.S. TRADEMARK AND SERVICE MARK REGISTRATIONS

Mark	Registration/ Application No.
Airborne@Home	2,375,004
Airborne & Design	1,093,416

Airborne Express & Design	2,283,275
Airborne Express	1,437,512

Letter Express and Design	1,735,312
Airborne Logistics Services Airborne Global Post Express Pack Airborne Letter Express Letter Express	2,228,008 2,094,762 1,083,949 1,367,072 1,735,312

IRREVOCABLE POWER OF ATTORNEY

Airborne Express, Inc., a Delaware corporation (the "Debtor"), hereby grants to WACHOVIA BANK, N.A., a national banking association, as Collateral Agent, the exclusive Irrevocable Power of Attorney to transfer to WACHOVIA BANK, N.A., or to any designee of WACHOVIA BANK, N.A., all trademarks, service marks, trademark and service mark registrations and trademark and service mark applications listed on the Schedule attached to the Trademark Security Agreement dated as of June 29, 2001, between Airborne Express, Inc., and WACHOVIA BANK, N.A., (a copy of which Schedule is attached hereto) together with the goodwill of the business therein and the Debtor's entire inventory of labels and decals bearing such marks not affixed to its products, and the right to operate and control, sell, assign, and transfer the business under those marks under the following terms and conditions:

1.                  the Power of Attorney granted hereunder shall be effective as of the date hereof and shall last for as long as any now existing or hereafter arising indebtedness, liabilities or obligations of the Debtor to the Lenders for which WACHOVIA BANK, N.A., is acting as Collateral Agent is outstanding;

2.                  the Power of Attorney granted herein shall be irrevocable throughout the duration of its life as specified in Paragraph 1 hereinabove;

3.                  the Power of Attorney granted herein shall only be exercisable by WACHOVIA BANK, N.A., following the occurrence of a default as provided in that certain Trademark Security Agreement dated as of June 29, 2001, between the Debtor and WACHOVIA BANK, N.A., as Collateral Agent; and

4.                  WACHOVIA BANK, N.A., shall give the Debtor five (5) days prior written notice of the exercise of this power, and the waiver by WACHOVIA BANK, N.A., of any particular default referred to in Paragraph 3 hereinabove shall have no force or effect unless in writing and signed by an authorized officer of WACHOVIA BANK, N.A. Even then such waiver shall not constitute or be considered a waiver of any other default or event of default then existing or thereafter arising, whether similar or not.

IN WITNESS WHEREOF the Debtor has caused this Power of Attorney to be executed effective as of June 29, 2001.

AIRBORNE EXPRESS, INC.

By: ___/s/ Lanny H. Michael_________

Title: _Senior Vice President and CFO

STATE OF __Washington_______ )

) SS

COUNTY OF ___King_________ )

On __June 29,__, 2001, before me, the undersigned, a notary public in and for said State, personally appeared _Lanny H. Michael_______________, known to me to be the ____Senior Vice President and CFO____ of Airborne Express, Inc., the corporation that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

_/s/ Janell Cote_______

Notary Public

SCHEDULE TO THE TRADEMARK SECURITY AGREEMENT
BETWEEN
airborne express, inc.
AND
wachovia bank, n.a., AS collateral AGENT

U.S. TRADEMARK AND SERVICE MARK REGISTRATIONS

Mark	Registration/ Application No.
Airborne@Home	2,375,004
Airborne & Design	1,093,416

Airborne Express & Design	2,283,275
Airborne Express	1,437,512

Letter Express and Design	1,735,312
Airborne Logistics Services Airborne Global Post Express Pack Airborne Letter Express Letter Express	2,228,008 2,094,762 1,083,949 1,367,072 1,735,312